UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
Form 8-K/A
AMENDMENT NO. 1 TO
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 24, 2018
Merit Medical Systems, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-18592	87-0447695
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

1600 West Merit Parkway
South Jordan, Utah	84095
(Address of principal executive offices)	(Zip Code)

(801) 253-1600
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐            Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 31, 2018, Merit Medical Systems, Inc. (the “Company”) filed with the U.S. Securities and Exchange Commission a Current Report on Form 8-K (the "Initial Report"). Among other items set forth in the Initial Report was Item 5.07, which provided the voting results of the Company’s 2018 Annual Meeting of Shareholders held on May 24, 2018.

The purpose of this Amendment No. 1 to the Initial Report is to correct the name of one of the nominees identified in the Initial Report. The following disclosure supplements and supersedes in its entirety Item 5.07 of the Initial Report. This Amendment does not affect any other items of the Initial Report.

On May 24, 2018, the Company held its 2018 Annual Meeting. A total of 50,325,883 shares of the Company’s common stock were entitled to vote as of March 28, 2018, the record date for the 2018 Annual Meeting, of which 46,868,361 shares were represented in person or by proxy at the 2018 Annual Meeting.

At the 2018 Annual Meeting, the shareholders of the Company voted on the following matters:

(1)
the election of three nominees, to serve as directors until the annual meeting of the Company’s shareholders to be held in 2021 and until their respective successors have been duly elected and qualified;

(2)	a proposal to approve the Revised Articles to increase the maximum number of directors from nine to eleven (and remove an obsolete provision related to minimum paid-in-capital);

(3)	a non-binding advisory proposal to approve the compensation of the Company’s named executive officers, otherwise known as a “say-on-pay” vote;

(4)	a proposal to approve the Company’s 2018 Long-Term Incentive Plan (the “2018 Incentive Plan”), which is described in, and included as an exhibit to, the 2018 Proxy Statement, and

(5)	the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The results of each of the above matters are discussed further below.

Matter 1 - Election of Directors

The votes cast for or withheld for each nominee to the Board, excluding 1,695,657 broker non-votes, were as follows:

Nominee	For	Withheld
A. Scott Anderson	43,764,598	1,408,106
Fred P. Lampropoulos	43,893,304	1,279,400
Franklin J. Miller, M.D.	43,558,953	1,613,751

Accordingly, each of the three nominees listed above was re-elected to serve as a director of the Company until 2021 and until his successor is duly elected and qualified.

Matter 2 - Approve Second Amended and Restated Articles of Incorporation

The results of the vote to adopt the Company’s Revised Articles were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
44,739,652	420,835	12,217	1,695,657

Accordingly, more than two-thirds of the outstanding shares of common stock of the Company were voted in favor of this proposal and the Revised Articles have been filed with the Utah Division of Corporations and Commercial Code.

Matter 3 - Advisory Vote on Executive Compensation

The results of the voting on a non-binding advisory proposal to approve the compensation of the Company’s named executive officers were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,631,741	2,226,599	1,314,364	1,695,657

Accordingly, a majority of votes cast with respect to the advisory “say-on-pay” proposal were “for” approval of the compensation of the Company’s named executive officers, as disclosed in the 2018 Proxy Statement.

Matter 4 - Adoption of 2018 Long-Term Incentive Plan

The results of the voting on the adoption of the 2018 Incentive Plan were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,681,559	2,465,341	25,804	1,695,657

Accordingly, a majority of votes cast with respect to the proposal were “for” approval of the 2018 Incentive Plan.

Matter 5 - Ratification of Appointment of Independent Registered Public Accounting Firm

The voting results with respect to the proposal to ratify the appointment of Deloitte & Touche LLP to serve as the Company’s independent registered public accountant for the fiscal year ending December 31, 2018 were as follows:

For	Opposed	Abstained
45,263,173	1,596,023	9,165

Accordingly, the Company’s shareholders ratified the appointment of Deloitte and Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

No other matters were submitted to a vote of shareholders at the 2018 Annual Meeting.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Amendment No. 1 to Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

MERIT MEDICAL SYSTEMS, INC.

Date: June 1, 2018	By:	/s/ Brian G. Lloyd
Chief Legal Officer and Corporate Secretary